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                                                                  EXECUTION COPY











                       AMENDED AND RESTATED CUSTODIAN AGREEMENT

                                        among

                               ARCADIA FINANCIAL LTD.,
                                    as Custodian,

                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                 as Indenture Trustee

                                         and

                    OLYMPIC AUTOMOBILE RECEIVABLES WAREHOUSE TRUST








                              Dated as of July 31, 1997



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    This Amended and Restated Custodian Agreement, dated as of July 31, 1997
(the "Custodian Agreement"), is made with respect to the formation of Olympic Automobile Receivables Warehouse Trust (the "Trust"), among Arcadia Financial Ltd., a Minnesota corporation, as Custodian (in such capacity, the "Custodian"), Norwest Bank Minnesota, National Association, as Indenture Trustee (the "Indenture Trustee") and the Trust. Capitalized terms used herein which are not defined herein shall have the meanings set forth in the Sale and Servicing Agreement (as hereinafter defined).

                                 W I T N E S S E T H:

    WHEREAS, the Trust, Arcadia Financial Ltd. ("AFL"), in its individual capacity and as Servicer (in such capacity, the "Servicer"), Arcadia Receivables Finance Corp. II (the "Seller") and Norwest Bank Minnesota, National Association, as Backup Servicer, entered into the Sale and Servicing Agreement, dated as of December 28, 1995 (as previously amended, the "Original Sale and Servicing Agreement"), pursuant to which the Seller, pursuant to one or more Transfer Agreements, sold, transferred and assigned and undertook to continue to so sell, transfer and assign from time to time to the Trust all of the Seller's right, title and interest in and to the Receivables and the related Other Conveyed Property;

    WHEREAS, in connection with such sales, transfers and assignments, the Original Sale and Servicing Agreement provides that the Trust shall hold the Receivables Files directly or through one or more custodians acting as agents of the Trust under a custodian agreement;

    WHEREAS, pursuant to the Indenture, dated as of December 28, 1995 (as previously amended, the "Original Indenture"), between the Trust and Norwest Bank Minnesota, National Association, as Indenture Trustee, the Trust pledged the Indenture Collateral (as defined in the Original Indenture) to the Indenture Trustee for the benefit of the Noteholders to secure the performance of the Secured Obligations (as defined in the Original Indenture);

    WHEREAS, pursuant to the Custodian Agreement dated as of December 28, 1995, (as previously amended, the "Original Custodian Agreement"), the Owner Trustee on behalf of the Trust and on behalf of the Indenture Trustee in respect of the Secured Obligations appointed the Custodian as Custodian of the Receivables Files and as agent of the Indenture Trustee in respect of the Secured Obligations;

    WHEREAS, the Original Sale and Servicing Agreement and the Original Indenture are being amended and restated by the original parties thereto as of the date hereof and, after such amendment and restatement, will supersede the Original Sale and Servicing Agreement and the Original Indenture (such amended and restated agreements referred to herein as the "Sale and Servicing Agreement" and the "Indenture," respectively);

    WHEREAS, the Custodian, the Indenture Trustee and the Trust desire to enter into this Custodian Agreement which amends and restates and will supersede the Original Custodian Agreement; and



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    WHEREAS, pursuant to this Custodian Agreement, the Custodian will continue to serve as Custodian of the Receivables Files and as agent for the Indenture Trustee in respect of the Secured Obligations.

    NOW, THEREFORE, in consideration of the mutual agreements herein contained and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

    1.   APPOINTMENT OF CUSTODIAN:  ACKNOWLEDGMENT OF RECEIPT.   Subject to the
terms and conditions of the Original Custodian Agreement, the Owner Trustee on behalf of the Trust and the Indenture Trustee on behalf of the Noteholders revocably appointed the Custodian, and the Custodian accepted such appointment, as custodian and bailee and subject to the terms and conditions hereof, the Owner Trustee on behalf of the Trust and the Indenture Trustee on behalf of the Noteholders hereby confirms such revocable appointment of the Custodian, and the Custodian hereby confirms its acceptance of such appointment, as custodian and bailee. Pursuant to the Indenture, from and after the Initial Closing Date through the date of release (such date, the "Release Date") of the security interest granted to the Indenture Trustee in respect of the Secured Obligations pursuant to the terms of the Indenture the Custodian shall not be acting as agent of the Trust, but rather shall be acting as agent of the Indenture Trustee for the benefit of the Noteholders in respect of the Secured Obligations to maintain exclusive custody of the Receivables Files relating to the Receivables from time to time held as part of the Trust. In performing its duties hereunder, the Custodian agrees to act with reasonable care, using that degree of skill and attention that a commercial bank acting in the capacity of a custodian would exercise with respect to files relating to comparable automotive or other receivables that it services or holds for itself or others. The Custodian hereby acknowledges that on the Initial Closing Date, it received the Receivable File for each Receivable listed on the Initial Closing Date in the Schedule of Receivables attached as Exhibit A to the Original Sale and Servicing Agreement (the "Master Schedule of Receivables") and that on each subsequent Transfer Date, it received the Receivable File for each Receivable listed in the Schedule of Receivables attached as Exhibit A to the related Transfer Agreement and made part of the Master Schedule of Receivables.

    As evidence of such acknowledgement, the Custodian executed and delivered on the Initial Closing Date, and on each subsequent Transfer Date, a Custodian's Acknowledgment substantially in the form attached to the Original Custodian Agreement. In connection with each conveyance of Receivables to the Trust pursuant to each Transfer Agreement from and after the date of this Custodian Agreement the Custodian shall execute and deliver on the applicable Transfer Date a Custodian's Acknowledgement, substantially in the form attached hereto as Exhibit B, acknowledging the Custodian's receipt of the Receivable File for each Receivable listed in the Schedule of Receivables attached as Exhibit A to the related Transfer Agreement and made part of the Master Schedule of Receivables.

    2. MAINTENANCE OF CUSTODIAL ACCOUNT AT OFFICE. The Custodian agrees to maintain the Receivables Files at its principal office or, subject to the prior written consent of Morgan and AFL to perform at such other office as shall from time to time be identified to the Indenture Trustee and Morgan, and the Custodian will hold the Receivables Files in such office as agent of the Owner Trustee and on behalf of the Indenture Trustee for the


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benefit of the Noteholders until the Release Date, clearly segregated from any other instruments and files on its records, including other instruments and files held by the Custodian with respect to other trusts established by the Seller, and in compliance with Section 3(b) hereof.

    3.   DUTIES OF CUSTODIAN.

         (a) COLLATERAL REVIEWS. The Indenture Trustee agrees to perform, and the Custodian agrees to allow the Indenture Trustee or another party acceptable to Morgan to perform, reviews of the Collateral (a) within five (5) business days of the beginning of each Warehousing Period, (b) every thirty (30) days after the initial audit during such Warehousing Period, and (c) during each Warehousing Period, upon five Business Days notice from the Administrative Agent. Each review shall include a physical inventory (which may be electronic if so approved by the Administrative Agent) of the Receivables Files relating to the Receivables transferred since the beginning of the Warehousing Period, in order to determine that AFL is in possession of a Receivable File for each Receivable listed in the Schedule of Receivables attached as Exhibit A to each Transfer Agreement executed during such Warehousing Period, and to perform a limited review of at least fifty (50) of the Receivables Files relating to the Receivables transferred since the beginning of the applicable Warehousing Period to determine that each Receivable File so reviewed includes (i) a fully executed original retail installment sales contract or promissory note, (ii) a certificate of insurance, application form for insurance signed by the Obligor or a signed representation letter from the Obligor named in the Receivable File pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, or a documented verbal confirmation of the insurance policy for the Financed Vehicle, (iii) the original Lien Certificate or application therefor and (iv) a credit application or a copy thereof. As evidence of the performance of each such review on each review date, the Indenture Trustee or such other person shall execute and deliver to Morgan and the Owner Trustee, on behalf of the Trust, an Acknowledgement in the form of Exhibit C hereto. If such review reveals, in Morgan's opinion, an unsatisfactory number of missing items Morgan in its sole discretion may require a full review of every Receivable File by the Indenture Trustee or such other party acceptable to Morgan. The party performing such full review shall be entitled to reimbursement from AFL for any costs or expenses incurred in connection therewith.

    (b) SAFEKEEPING. The Custodian shall hold the Receivables Files on behalf of the Noteholders, and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as will enable the Trust to comply with the terms and conditions of the Sale and Servicing Agreement. Each Receivable shall be stamped on both the first page and the signature page (if different) in accordance with the instructions from time to time provided by Morgan, and the form and content of the stamp shall be acceptable to Morgan. Each Receivable shall be identified on the books and records of the Custodian in a manner that (i) is consistent with the practices of a commercial bank acting in the capacity of custodian with respect to similar receivables, (ii) indicates that the Receivable is held by the Custodian as agent of the Owner Trustee and on behalf of the Indenture Trustee for the benefit of the Noteholders until the Release Date and (iii) is otherwise necessary, as reasonably determined by the Custodian, to comply with the terms of this


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Custodian Agreement.  The Custodian shall conduct, or cause to be conducted, periodic physical inspections of the Receivables Files held by it under this Custodian Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable Morgan, the Owner Trustee on behalf of the Trust, the Indenture Trustee and the Custodian to verify the accuracy of the Custodian's inventory and recordkeeping. Such inspections shall be conducted at such times, in such manner and by such persons including, without limitation, independent accountants, as Morgan, the Owner Trustee or the Indenture Trustee may request, and the cost of such inspections shall be borne directly by the Custodian and not by the Trust. The Custodian shall promptly report to Morgan, the Owner Trustee and the Indenture Trustee any failure on its part to hold the Receivables Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Notwithstanding the above, the Custodian shall make microfiche copies of the Receivables Files and may maintain such microfiche copies of the Receivables Files in lieu of maintaining physical possession of the Receivables Files; PROVIDED, HOWEVER, that such microfiche copies shall duplicate the entire contents of each Receivable File and, provided further, that the Custodian shall at all times maintain the original of the fully executed original retail installment sales contract or promissory note and of the Lien Certificate or application therefor, if no such Lien Certificate has yet been issued, relating to each Receivable. Such original sales contracts and promissory notes and Lien Certificate and application therefor shall be stored in a fireproof vault. The Custodian shall cause the Indenture Trustee to have at all times a copy of the microfiche made with respect to all Receivables Files, and the Indenture Trustee shall hold such microfiche copy on behalf of the Noteholders.

    (c) ACCESS TO RECORDS. The Custodian shall, subject only to the Custodian's security requirements applicable to its own employees having access to similar records held by the Custodian, which requirements shall be consistent with the practices of a commercial bank acting in the capacity of custodian with respect to similar receivable files or records, and at such times as may be reasonably imposed by the Custodian, permit only Morgan, the Indenture Trustee and the Owner Trustee, on behalf of the Trust, or their duly authorized representatives, attorneys or auditors to inspect the Receivables Files and the related accounts, records, computer systems and microfiche maintained by the Custodian pursuant hereto at such times as Morgan, the Indenture Trustee and the Owner Trustee, on behalf of the Trust, may reasonably request.

    (d) RELEASE OF DOCUMENTS. The Custodian shall release any Receivable in the Receivables Files to the Servicer or the Trust, if appropriate, only under the circumstances provided in the Sale and Servicing Agreement.

    (e) ADMINISTRATION; REPORTS. The Custodian shall, in general, attend to all non-discretionary details in connection with maintaining custody of the Receivables Files on behalf of the Trust. In addition, the Custodian shall assist the Indenture Trustee and the Owner Trustee, on behalf of the Trust, generally in the preparation of any routine reports to Noteholders, Certificateholders or to regulatory bodies, to the extent necessitated by the Custodian's custody of the Receivables Files.


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    (f)  REVIEW OF LIEN CERTIFICATES.  On any Transfer Date, as applicable, the
Custodian shall deliver to the Indenture Trustee a listing of all Receivables with respect to which a Lien Certificate, showing Arcadia Financial Ltd. as secured party, was not included in the related Receivable File as of such Transfer Date. No later than 180 days after such Transfer Date, the Indenture Trustee shall review the Receivable File for each Receivable that is identified in such listing as not including a Lien Certificate in the related Receivable File to confirm that such Receivable File contains a Lien Certificate showing Arcadia Financial Ltd. as secured party and shall notify Morgan, the Indenture Trustee, the Owner Trustee and the Seller of the results of such review, including the failure of any such Receivable File to contain such a Lien Certificate.

    4. INSTRUCTIONS; AUTHORITY TO ACT. The Custodian shall be deemed to have received proper instructions with respect to the Receivables Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee. A certified copy of a bylaw or of a resolution of the Board of Directors of the Indenture Trustee may be received and accepted by the Custodian as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary by the Indenture Trustee. Such instructions may be general or specific in terms. A copy of any such instructions shall be furnished by the Indenture Trustee to the Owner Trustee and Morgan.

    5. INDEMNIFICATION BY THE CUSTODIAN. The Custodian agrees to indemnify the Trust, the Owner Trustee, the Indenture Trustee and Morgan for any and all liabilities obligations, losses, damage, payments, costs or expenses of any kind whatsoever (including the fees and expenses of counsel) that may be imposed on, incurred or asserted against the Trust, the Owner Trustee, the Indenture Trustee or Morgan as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Receivables Files; PROVIDED, HOWEVER, that the Custodian shall not be liable for any portion of any such liabilities, obligations, losses, damages, payments or costs or expenses due to the willful misfeasance, bad faith or gross negligence of the Indenture Trustee or Morgan on behalf of the Noteholders or the Owner Trustee on behalf of the Trust.

    6. ADVICE OF COUNSEL. The Custodian, the Indenture Trustee for the benefit of the Noteholders and Morgan further agree that the Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or state law.

    7. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT, INTERPRETIVE AND ADDITIONAL PROVISIONS. This Custodian Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided. This Custodian Agreement may be amended at any time by mutual agreement of the parties hereto and may be terminated by any party by giving written notice to the other parties, such termination to take effect no sooner than thirty (30) days after the date of such notice. Upon any termination or amendment of this Custodian Agreement, the Indenture Trustee for the benefit of the Noteholders in the case of amendments, and the party seeking termination, in the case of terminations, shall give written notice to Standard & Poor's and Moody's (the "Rating


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Agencies").  Immediately after receipt of notice of termination of this
Custodian Agreement, the Custodian shall deliver the Receivables Files to the Indenture Trustee for the benefit of the Noteholders, or the Indenture Trustee's agent, at such place or places as the Indenture Trustee may designate, and the Indenture Trustee, or its agent, as the case may be, shall act as custodian for such Receivables Files for the benefit of the Noteholders until such time as a successor custodian, approved by Morgan, has been appointed. If, within twenty-four (24) hours after the termination of this Custodian Agreement, the Custodian has not delivered the Receivables Files in accordance with the preceding sentence, the Indenture Trustee may enter the premises of the Custodian and remove the Receivables Files from such premises. In connection with the administration of this Agreement, the parties may agree from time to time upon the interpretation of the provisions of this Agreement as may in their joint opinion be consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed by all parties and annexed hereto.

    8. GOVERNING LAW. This Custodian Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    9. NO PETITION. The Custodian and the Indenture Trustee, by entering into this Agreement, hereby covenant and agree that they will not at any time institute against the Seller, the Trust or the General Partner, or join in any institution against the Seller, the Trust or the General Partner, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the Related Documents until the date that is one year and one day after the termination of the Trust pursuant to the terms of the Trust Agreement.

    10. NOTICES. All demands, notices and communications hereunder shall be in writing, delivered or mailed, and shall be deemed to have been duly given upon receipt (a) in the case of the Custodian, at the following address:
Arcadia Financial Ltd., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, Attention: President, (b) in the case of the Seller, at the following address: Arcadia Receivables Finance Corp. II, 7825 Washington Avenue South, Suite 410, Minneapolis, Minnesota 55439-2435, Attention: Secretary, (c) in the case of the Trust, in care of the Owner Trustee, at the following address: Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, (d) in the case of the Indenture Trustee: Norwest Bank Minnesota, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069, Attention: Corporate Trust Department, (e) in the case of Morgan, at the following address: Morgan Guaranty Trust Company of New York, 500 Stanton Christiana Road, Newark, Delaware 19713-2107, Attention: Asset Finance Group, and (f) in the case of each Rating Agency at the following address: 99 Church Street, New York, New York 10007 (for Moody's) and 26 Broadway, New York, New York 10004 (for Standard & Poor's), Attention:
Asset-Backed Surveillance, or at such other address as shall be designated by such party in a written notice to the other parties.

    11. BINDING EFFECT. This Custodian Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.


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Concurrently with the appointment of a successor trustee under the Trust
Agreement, the parties hereto shall amend this Custodian Agreement to make said successor trustee the successor to the Owner Trustee hereunder. Concurrently with the appointment of a successor indenture trustee under the Indenture, the parties hereto shall amend this Custodian Agreement to make said successor indenture, the successor to the Indenture Trustee hereunder, as the case may be.

    12. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Trust under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any related documents.


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    IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and
Restated Custodian Agreement to be in its name and on its behalf by a duly authorized officer on the day and year first above written.

                             OLYMPIC AUTOMOBILE RECEIVABLES
                               WAREHOUSE TRUST

                             By WILMINGTON TRUST COMPANY,
                               not in its individual capacity, but solely as
                                Owner Trustee on behalf of the Trust


                             By /s/ D. Geran
                               ---------------------------------------
                               Name: Denise M. Geran
                               Title: Financial Services Officer


                             NORWEST BANK MINNESOTA,
                               NATIONAL ASSOCIATION,
                                as Indenture Trustee


                             By /s/ Thomas D. Wraalstad
                               ---------------------------------------
                               Name: Thomas D. Wraalstad
                               Title: Corporate Trust Officer


                             ARCADIA FINANCIAL LTD., as Custodian

                             By /s/ John A. Witham
                               ---------------------------------------
                               Name:  John A. Witham
                               Title:  EVP CFO




             [Signature page to Amended and Restated Custodian Agreement]